FOURTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of June 1, 2022, by and between Touchstone ETF Trust and Foreside Fund Services, LLC (together, the “Parties”) is effective as of December 31, 2024.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Fund list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.  Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.  Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.  This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

TOUCHSTONE ETF TRUST	FORESIDE FUND SERVICES, LLC
By: /s/ Timothy S. Stearns	By: /s/ Teresa Cowan
Name: Timothy S. Stearns	Name: Teresa Cowan
Title:_Chief Compliance Officer	Title: President
Date: 12/16/24	Date: 12/17/24

TOUCHSTONE ETF TRUST
By: /s/ Julie Smith
Name: Julie Smith
Title: Assistant Vice President
Date:_12/11/24____

EXHIBIT A

Touchstone Climate Transition ETF

Touchstone Dividend Select ETF

Touchstone Dynamic International ETF

Touchstone International Equity ETF1

Touchstone Sands Capital Emerging Markets ex-China Growth ETF2

Touchstone Sands Capital US Select Growth ETF3

Touchstone Securitized Income ETF

Touchstone Strategic Income ETF

Touchstone Ultra Short Income ETF

Touchstone US Large Cap Focused ETF

1 Added as of March 1, 2025

2 Added as of February 1, 2025

3 Added as of January 1, 2025